Exhibit 4.1

EXECUTION VERSION

OMNIBUS SECURITIZATION AGREEMENTS ASSIGNMENT AND ASSUMPTION ACKNOWLEDGEMENT AND AMENDMENT AGREEMENT, dated as of September 25, 2017 (this “Agreement”) among World’s Foremost Bank, a Nebraska state bank, as the original seller, servicer and administrator (the “Original Seller and Servicer” or “WFB”)), WFB Funding, LLC, a Nebraska limited liability company, as transferor (the “Transferor”), Capital One Bank (USA), National Association, a national banking association, as new seller, servicer and administrator (the “New Seller and Servicer” or “Capital One”), U.S. Bank National Association, as trustee (the “Master Trust Trustee”) under the Pooling and Servicing Agreement (as defined below) and as indenture trustee (the “Indenture Trustee”) under the Indenture (as defined below), Cabela’s Credit Card Master Note Trust, a Delaware statutory trust (the “Issuer”), and Clayton Fixed Income Services LLC, as asset representations reviewer (“Clayton”).

RECITALS

WHEREAS, the Original Seller and Servicer and the Transferor are parties to the Amended and Restated Receivables Purchase Agreement, dated as of June 14, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, the Transferor, the Original Seller and Servicer and the Master Trust Trustee are parties to the Third Amended and Restated Pooling and Servicing Agreement, dated as of June 14, 2016 (as amended, restated, supplemented (including each series supplement thereto from time to time) or otherwise modified from time to time, collectively, the “Pooling and Servicing Agreement”);

WHEREAS, the Issuer, the Original Seller and Servicer and the Indenture Trustee are parties to the Second Amended and Restated Master Indenture, dated as of June 14, 2016 (the “Base Indenture”), as supplemented from time to time (as amended, restated, supplemented (including each indenture supplement thereto from time to time) or otherwise modified from time to time, collectively, the “Indenture”);

WHEREAS, the Issuer, the Transferor, the Original Seller and Servicer and the Indenture Trustee are parties to the Transfer and Administration Agreement, dated as of April 14, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Transfer and Administration Agreement”);

WHEREAS, the Transferor, the Original Seller and Servicer and Clayton are parties to the Asset Representations Review Agreement, dated as of June 14, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Asset Representations Review Agreement”);

WHEREAS, Schedule A hereto lists all agreements relating to the securitization program contemplated by the Pooling and Servicing Agreement and the Indenture, including the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture, the Transfer and Administration Agreement and the Asset Representations Review Agreement, and all amendments or supplements thereto (each, a “Securitization Agreement” and, collectively, the “Securitization Agreements”);

WHEREAS, the Original Seller and Servicer owns the capital stock of WFB Funding Corp. and a membership interest in the Transferor;

WHEREAS, the Original Seller and Servicer will convey or transfer (either directly or indirectly, but substantially contemporaneously, through an intermediate entity) its properties and assets substantially as an entirety to New Seller and Servicer, and New Seller and Servicer will acquire (after giving effect to any intermediate transfers) by conveyance or transfer the properties and assets of Original Seller and Servicer substantially as an entirety;

WHEREAS, the Original Seller and Servicer, Cabela’s Incorporated, a Delaware corporation (“Cabela’s”), Synovus Bank, a Georgia state member bank (“Synovus”), the New Seller and Servicer, and solely for the purposes specified in the preamble thereto, Capital One, National Association, a national banking association, are parties to a Framework Agreement (as amended and supplemented from time to time according to its terms, the “Framework Agreement”), dated as of April 17, 2017;

WHEREAS, simultaneous with execution and delivery of the Framework Agreement, (i) Original Seller and Servicer, Cabela’s and Synovus entered into an Asset and Deposit Purchase Agreement, (ii) Original Seller and Servicer, Cabela’s and New Seller and Servicer entered into an Asset Purchase Agreement, and (iii) New Seller and Servicer and Synovus entered into an Asset Purchase Agreement (each as amended and supplemented from time to time according to its terms, a “Purchase Agreement” and, collectively, the “Purchase Agreements”);

WHEREAS, pursuant to the Framework Agreement and the applicable Purchase Agreements, (i) at the Closing (as defined in the Framework Agreement) (a) the Original Seller and Servicer will sell, convey, assign and transfer to Synovus, and Synovus will acquire and assume from Original Seller and Servicer, the Synovus Acquired Assets and the Synovus Assumed Liabilities (each as defined in the Framework Agreement) and (b) the Original Seller and Servicer will sell, convey, assign and transfer to New Seller and Servicer, and New Seller and Servicer will acquire and assume from Original Seller and Servicer, the Closing Capital One Acquired Assets and the Closing Capital One Assumed Liabilities (each as defined in the Framework Agreement) and (ii) at the Subsequent Closing (as defined in the Framework Agreement), Synovus will sell, convey, assign and transfer to New Seller and Servicer, and New Seller and Servicer will acquire and assume from Synovus, the Subsequent Closing Acquired Assets and the Subsequent Closing Assumed Liabilities (each as defined in the Framework Agreement); and

WHEREAS, in connection with the aforementioned conveyances and transfers, the Original Seller and Servicer will assign to the New Seller and Servicer all of its right, title and interest and delegate all of its duties, obligations and liabilities that are incurred or accrue on or after the date hereof, in, to and under the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture, the Transfer and Administration Agreement and the Asset Representations Review Agreement, and each other Securitization Agreement to which it is a party.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

ARTICLE I

ASSIGNMENT AND ASSUMPTION ACKNOWLEDGEMENT;

INTENTION OF ASSIGNMENT AND AMENDMENTS

SECTION 1.1. Definitions. Unless otherwise defined in this Agreement, all defined terms used herein, including the Recitals hereto, shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement and, if not defined therein, in the Indenture.

SECTION 1.2. Acknowledgement and Confirmation of Assignment, Assumption and Acceptance; Consent and Release.

(a) For good and valuable consideration, receipt of which is hereby acknowledged, effective as of the date hereof, the Original Seller and Servicer does hereby acknowledge and confirm the assignment pursuant to the applicable Purchase Agreement of all of its right, title and interest, and the delegation of all of its duties, obligations and liabilities that are incurred or accrue on or after the date hereof, in, to and under the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture, the Transfer and Administration Agreement and the Asset Representations Review Agreement and each other Securitization Agreement to which it is a party, to the New Seller and Servicer.

(b) For good and valuable consideration, receipt of which is hereby acknowledged, effective as of the date hereof, the New Seller and Servicer acknowledges and confirms its acceptance pursuant to the applicable Purchase Agreement of all such assigned right, title and interest, and its assumption of all such duties, obligations and liabilities and the performance of every covenant under the Securitization Agreements, and agrees that it shall be substituted for the Original Seller and Servicer under each of the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture, the Transfer and Administration Agreement and the Asset Representations Review Agreement and each other Securitization Agreement to which the Original Seller and Servicer is a party.

(c) Each of the Master Trust Trustee, the Indenture Trustee, the Transferor, the Issuer and Clayton hereby severally (i) acknowledges and consents to the assignment and delegation described above, (ii) acknowledges and agrees that as of the date hereof, the New Seller and Servicer has been substituted for the Original Seller and Servicer under each of the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture, the Transfer and Administration Agreement and the Asset Representations Review Agreement, as applicable, and (iii) releases the Original Seller and Servicer from all of its duties, obligations and liabilities under such agreements accruing or arising on or after the date hereof, except to the extent otherwise provided herein or in the Framework Agreement or applicable Purchase Agreement.

SECTION 1.3. Amendments to the Securitization Agreements. Each of WFB and Capital One agree and acknowledge that the amendments contemplated by this Agreement (a) comply with the applicable amendment requirements specified in the related Securitization Agreements and (b) do not require consent of any Noteholders.

SECTION 1.4. Intention of Parties Relating to Succession and the Securitization Agreements.

(a) Receivables Purchase Agreement.

(i) The parties hereto agree that, on and after the Closing Date (as defined in the Framework Agreement), Capital One shall be the successor to World’s Foremost Bank under the Receivables Purchase Agreement.

(ii) The parties hereto agree that (A) prior to the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank” and “WFB” in the Receivables Purchase Agreement, including all obligations, benefits and requirements thereof, shall relate to such entity, and (B) on and after the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank” and “WFB” in the Receivables Purchase Agreement, including all obligations, benefits and requirements thereof, shall relate to Capital One, as successor to World’s Foremost Bank, in each case unless otherwise specified herein or in the Framework Agreement or applicable Purchase Agreement.

(iii) Capital One, as successor to WFB, confirms and agrees to be bound by the terms of the Receivables Purchase Agreement in the same manner as WFB, as predecessor RPA Seller, was bound thereunder prior to the Closing Date (as defined in the Framework Agreement).

(b) Pooling and Servicing Agreement.

(i) The parties hereto agree that on and after the Closing Date (as defined in the Framework Agreement) Capital One shall be the successor to World’s Foremost Bank under the Pooling and Servicing Agreement.

(ii) The parties hereto agree that (A) prior to the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank” and “WFB” in the Pooling and Servicing Agreement, including all obligations, benefits and requirements thereof, shall relate to such entity, and (B) on and after the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank” and “WFB” in the Pooling and Servicing Agreement, including all obligations, benefits and requirements thereof, shall relate to Capital One, as successor to World’s Foremost Bank, in each case unless otherwise specified herein or in the Framework Agreement or applicable Purchase Agreement.

(iii) Capital One, as successor to WFB, confirms and agrees to be bound by the terms of the Pooling and Servicing Agreement in the same manner as WFB, as predecessor Servicer, was bound thereunder prior to the Closing Date (as defined in the Framework Agreement).

(c) Indenture.

(i) The parties hereto agree that on and after the Closing Date (as defined in the Framework Agreement) Capital One shall be the successor to World’s Foremost Bank under the Indenture.

(ii) The parties hereto agree that (A) prior to the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank” in the Indenture, including all obligations, benefits and requirements thereof, shall relate to such entity, and (B) on and after the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank” in the Indenture, including all obligations, benefits and requirements thereof, shall relate to Capital One, as successor to World’s Foremost Bank, in each case unless otherwise specified herein or in the Framework Agreement or applicable Purchase Agreement.

(iii) Capital One, as successor to WFB, confirms and agrees to be bound by the terms of the Indenture in the same manner as WFB, as predecessor Servicer, was bound thereunder prior to the Closing Date (as defined in the Framework Agreement).

(d) Transfer and Administration Agreement.

(i) The parties hereto agree that on and after the Closing Date (as defined in the Framework Agreement) Capital One shall be the successor to World’s Foremost Bank under the Transfer and Administration Agreement.

(ii) The parties hereto agree that (A) prior to the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank” in the Transfer and Administration Agreement, including all obligations, benefits and requirements thereof, shall relate to such entity, and (B) on and after the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank” in the Transfer and Administration Agreement, including all obligations, benefits and requirements thereof, shall relate to Capital One, as successor to World’s Foremost Bank, in each case unless otherwise specified herein or in the Framework Agreement or applicable Purchase Agreement.

(iii) Capital One, as successor to WFB, confirms and agrees to be bound by the terms of the Transfer and Administration Agreement in the same manner as WFB, as predecessor Servicer and Administrator, was bound thereunder prior to the Closing Date (as defined in the Framework Agreement).

(e) Asset Representations Review Agreement.

(i) The parties hereto agree that on and after the Closing Date (as defined in the Framework Agreement) Capital One shall be the successor to World’s Foremost Bank under the Asset Representations Review Agreement.

(ii) The parties hereto agree that (A) prior to the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank”, “WFB” and “WFB Indemnified Person” in the Asset Representations Review Agreement, including all obligations, benefits and requirements thereof, shall relate to such entity, and (B) on and after the Closing Date (as defined in the Framework Agreement), references to “World’s Foremost Bank”, “WFB” and “WFB Indemnified Person” in the Asset Representations Review Agreement, including all obligations, benefits and requirements thereof, shall relate to Capital One, as successor to World’s Foremost Bank, in each case unless otherwise specified herein or in the Framework Agreement or applicable Purchase Agreement.

(iii) Capital One, as successor to WFB, confirms and agrees to be bound by the terms of the Asset Representations Review Agreement in the same manner as WFB, as predecessor Servicer and in its individual capacity, was bound thereunder prior to the Closing Date (as defined in the Framework Agreement).

ARTICLE II

AMENDMENTS TO SECURITIZATION AGREEMENTS

SECTION 2.1. Amendments to Receivables Purchase Agreement. Each party to this Agreement that is also a party to the Receivables Purchase Agreement hereby agrees that the Receivables Purchase Agreement shall be amended as follows to give effect to the foregoing provisions hereof:

(a) Definitions. The preamble and Section 1.01 of the Receivables Purchase Agreement shall be amended as follows:

(i) The definitions of “Bank” and “RPA Seller” are hereby deleted in their entirety from the preamble and the following definitions are hereby added to Section 1.01:

““Bank” shall mean Capital One Bank (USA), National Association, a national banking association, as successor to World’s Foremost Bank, and its permitted successors and assigns.”

““RPA Seller” shall mean, with respect to any action or determination occurring or related to the period (i) prior to the Bank Sale Closing Date, World’s Foremost Bank, a Nebraska state banking corporation, as seller, and (ii) on and after the Bank Sale Closing Date, Bank, as successor to World’s Foremost Bank, as seller, and its permitted successors and assigns. Notwithstanding the foregoing, Bank shall be responsible for fulfilling all obligations of World’s Foremost Bank, as RPA Seller, arising or of which any Party becomes aware after the Bank Sale Closing Date, including all repurchase obligations under Article VI hereof, to the same extent as World’s Foremost Bank would have been responsible therefor had such Bank Sale Closing Date not occurred.”

(ii) A new definition of “Bank Sale Closing Date” is hereby added to Section 1.01:

““Bank Sale Closing Date” shall mean the date on which Bank acquired (either directly or indirectly, but substantially contemporaneously, through an intermediate entity) the Accounts and other assets related to the Transactions from World’s Foremost Bank.”

(iii) Clause (d) of the definition of “Perfection Representations and Warranties” contained in Section 1.01 of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Perfection. RPA Seller has caused or will have caused, within ten days of the Effective Date or the Bank Sale Closing Date, as applicable, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted by RPA Seller to Purchaser and the Trustee as its assignee under this Agreement in the Receivables arising in the Accounts designated to the Certificate Trust as of the Effective Date, and (if any additional filing is so necessary) within 10 days of the applicable Addition Date, in the case of such Receivables arising in Additional Accounts.”

(b) Section 2.01. Sales and Contributions of Receivables.

(i) Section 2.01(c) of the Receivables Purchase Agreement is hereby amended by adding the words “or the Bank Sale Closing Date, as applicable” after the phrase “on or prior to the Effective Date” in clause (ii) thereof.

(ii) Section 2.01(d) of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(d) RPA Seller further agrees, at its own expense, (1)(i) for the period prior to the Bank Sale Closing Date, on or prior to (A) the Effective Date, in the case of any Accounts designated to the Certificate Trust prior to such date (and not subsequently removed), (B) the applicable Addition Date, in the case of Additional Accounts and (C) the applicable Removal Date, in the case of Removed Accounts, and (ii) for the period on and after the Bank Sale Closing Date, on or prior to (A) the Bank Sale Closing Date, in the case of any Accounts designated to the Certificate Trust prior to such date (and not subsequently removed), (B) the applicable Addition Date, in the case of Additional Accounts and (C) the applicable Removal Date, in the case of Removed Accounts, to indicate in its appropriate computer files that Receivables created in connection with the Accounts (other than Removed Accounts) have been sold to Purchaser pursuant to this Agreement and transferred by Purchaser to the Certificate Trust pursuant to the Pooling and Servicing Agreement for the benefit of the Holders by identifying such Accounts in the Pool Index File with the designation “S” (or, in the case of Removed Accounts, deleting such code) and (2) on or prior to the Effective Date or the Bank Sale Closing Date, as applicable, to deliver to Purchaser and Trustee a computer file or microfiche list specifying for each such Account designated to the Certificate Trust prior to such date (and not subsequently removed), as of the most recent calendar month end, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account (the “Account Schedule”). The Account Schedule shall be supplemented from time to time to reflect Additional Accounts and Removed Accounts. Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, RPA Seller further agrees not to alter such code during the term of this Agreement unless and until (x) such Account becomes a Removed Account or (y) RPA Seller shall have delivered to Purchaser and Trustee at least thirty (30) days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the respective interests of Purchaser and Trustee in the Receivables and other Related Assets to continue to be perfected with the priority required by this Agreement and the Pooling and Servicing Agreement, respectively.”

(iii) The last sentence of Section 2.01(e) of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall be deemed to be a security agreement and each of RPA Seller and Bank (to the extent it is not the RPA Seller) hereby grants to Purchaser a security interest in all of RPA Seller’s and Bank’s respective right, title and interest in and to the Existing Assets, the Receivables and the other Related Assets.”

(c) Section 4.01. Representations and Warranties of RPA Seller relating to RPA Seller.

(i) Section 4.01(a)(i) of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Organization and Good Standing. RPA Seller is (A) prior to the Bank Sale Closing Date, a state banking corporation validly existing and in good standing under the laws of the State of Nebraska, and (B) on and after the Bank Sale Closing Date, a national banking association validly existing and in good standing under the laws of the United States, and in each case has full corporate power, authority and legal right to own its properties and conduct its business as presently owned and conducted, and to execute, deliver and perform its obligations under the RPA Seller Documents.”

(ii) Section 4.01(a)(x) of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(x) Location. RPA Seller’s place of operations is (A) prior to the Bank Sale Closing Date, Sidney, Nebraska and (B) on or after the Bank Sale Closing Date, Glen Allen, Virginia, and there is no pending filing by RPA Seller to change its place of operations.”

(d) Section 9.05. Merger or Consolidation of, or Assumption of the Obligations of, RPA Seller. The lead-in to Section 9.05(a) of the Receivables Purchase Agreement and Section 9.05(a)(i) of the Receivables Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“(a) RPA Seller shall not consolidate with or merge into any other corporation or convey or transfer (either directly or indirectly, but substantially contemporaneously, through an intermediate entity) its properties and assets substantially as an entirety to any Person unless:

(i) the Person formed by such consolidation or into which RPA Seller is merged or the Person which acquires (after giving effect to any intermediate transfers) by conveyance or transfer the properties and assets of RPA Seller substantially as an entirety shall be, if RPA Seller is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if RPA Seller is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Purchaser and Trustee, in form reasonably satisfactory to Purchaser, the performance of every covenant and obligation of RPA Seller under the Transaction Documents;”

(e) Section 9.06. Acknowledgment and Agreement of RPA Seller. Section 9.06(b) of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) To the extent that RPA Seller or Bank (to the extent it is not the RPA Seller) retains any interest in the Receivables now existing and arising from time to time in the Accounts and the Related Assets, each of RPA Seller and Bank hereby grants to the Trustee for the benefit of the Investor Certificateholders and each Credit Enhancement Provider, a security interest in all of RPA Seller’s and Bank’s respective right, title and interest, whether now owned or hereafter arising, in, to and under (i) the Receivables existing at the opening of business on the Effective Date and arising from the Accounts and all Related Assets with respect to such Receivables, (ii) the Receivables now existing and arising from time to time in the Accounts and the Related Assets with respect thereto and (iii) all proceeds of such rights and such amounts, to secure the performance of all of the obligations of RPA Seller and Bank, as applicable, hereunder, under the Pooling and Servicing Agreement and the other Transaction Documents.”

(f) Exhibit D – Form of Annual Opinion of Counsel. The reference to “Nebraska” in paragraph number 1 is hereby deleted and replaced with “Virginia”.

SECTION 2.2. Amendments to Pooling and Servicing Agreement. Each party to this Agreement that is also a party to the Pooling and Servicing Agreement hereby agrees that the Pooling and Servicing Agreement shall be amended as follows to give effect to the foregoing provisions hereof:

(a) Definitions. Section 1.01 of the Pooling and Servicing Agreement shall be amended as follows:

(i) The definition of “Asset Representations Review Agreement” is hereby amended by adding at the end of such definition the words, “as amended, restated, supplemented or otherwise modified from time to time.”

(ii) The following new definitions are hereby added to Section 1.01 in the applicable alphabetical order:

““Bank Sale Closing Date” shall mean the date on which Capital One acquired (either directly or indirectly, but substantially contemporaneously, through an intermediate entity) the Accounts and other assets related to the Transactions from World’s Foremost Bank.”

““Capital One” shall mean Capital One Bank (USA), National Association, a national banking association.”

““Clearstream” shall mean Clearstream Banking, société anonyme, a professional depository incorporated under the laws of Luxembourg, and any successor thereto.”

(iii) The definition of “Foreign Clearing Agency” is hereby deleted in its entirety and replaced with the following:

““Foreign Clearing Agency” shall mean Clearstream and the Euroclear Operator.”

(iv) The definition of “RPA Seller” is hereby deleted in its entirety and replaced with the following:

““RPA Seller” shall mean, with respect to any action or determination occurring or related to the period (i) prior to the Bank Sale Closing Date, World’s Foremost Bank, a Nebraska state banking corporation and (ii) on and after the Bank Sale Closing Date, Capital One Bank (USA), National Association, a national banking association, as successor to World’s Foremost Bank and its permitted successors and assigns, in each case in its capacity as RPA Seller under the Receivables Purchase Agreement.”

(v) The definition of “CEDEL” is hereby deleted in its entirety.

(b) Section 2.05. Covenants of the Transferor. Section 2.05(l)(xi) is hereby deleted in its entirety and replaced with the following:

“(xi) At all times have at least one Managing Member which shall have each of the characteristics of the Independent Member as set forth on Appendix A to its Operating Agreement and, from and after the Bank Sale Closing Date, at all times any certificates, indebtedness or other obligations are outstanding under the Transaction Documents, at least two Independent Directors (as defined in Appendix A to its Operating Agreement) each of whom is not and has never been a direct, indirect or beneficial stockholder, officer, director, partner, employee, affiliate, associate, material customer or material supplier of Capital One, or any subsidiaries or affiliates thereof.”

(c) Section 3.03. Representations, Warranties and Covenants of the Servicer.

(i) The lead-in to Section 3.03 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“World’s Foremost Bank, as initial Servicer, hereby makes, any permitted successor or assign of the Servicer shall make (with appropriate modifications), and any Successor Servicer by its appointment hereunder shall make (with appropriate modifications) the following representations, warranties and covenants on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates:”

(ii) Section 3.03(a) of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Organization and Good Standing. The Servicer is (A) prior to the Bank Sale Closing Date, a state banking corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, and (B) on and after the Bank Sale Closing Date, a national banking association validly existing and in good standing under the laws of the United States, and in each case has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.”

(d) Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The lead-in to Section 8.02 and Section 8.02(a) of the of the Pooling and Servicing Agreement are hereby deleted in their entirety and replaced with the following:

“The Servicer shall not consolidate with or merge into any other corporation or convey or transfer (either directly or indirectly, but substantially contemporaneously, through an intermediate entity) its properties and assets substantially as an entirety to any Person, unless:

(a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires (after giving effect to any intermediate transfers) by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

SECTION 2.3. Amendments to Indenture. Each party to this Agreement that is also a party to the Indenture hereby agrees that Section 1.01 of the Base Indenture shall be amended as follows to give effect to the foregoing provisions hereof:

•	The definition of “Account Owner” is hereby amended by adding the words “or its permitted successors and assigns” at the end thereof.

SECTION 2.4. Amendments to Indenture Supplements. Each party to this Agreement that is also a party to the Indenture Supplements with respect to Series 2013-I, Series 2013-II, Series 2014-II, Series 2015-I, Series 2015-II and Series 2016-I hereby agrees that, solely in connection with the sale, assignment or transfer of the Class D Notes of each such Series by WFB to Synovus pursuant to the Framework Agreement and applicable Purchase Agreement, the investment letter in the form of Exhibit D to each such Indenture Supplement shall be amended as follows to give effect to the foregoing provisions of this Agreement:

•	The words “[w]e are and will remain the beneficial owner for United States Federal income tax purposes and we are and will remain a “United States person” for such purposes, in each case for so long as we hold any interest in a Class D note” are hereby deleted in their entirety and replaced with “[w]e are and will remain a “United States person” for United States Federal income tax purposes for so long as we hold any interest in a Class D note”.

•	The words “[b]y our acceptance of an interest in the Class D notes, we agree to treat the Class D notes for Federal, state and local income and franchise tax purposes as indebtedness of the transferor” are hereby deleted in their entirety.

SECTION 2.5. Amendments to Transfer and Administration Agreement. Each party to this Agreement that is also a party to the Transfer and Administration Agreement hereby agrees that the Transfer and Administration Agreement shall be amended as follows to give effect to the foregoing provisions hereof:

(a) Section 21 of the Transfer and Administration Agreement is hereby deleted in its entirety and replaced with the following:

“21. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Transferor and the Owner Trustee (as such and in its individual capacity) and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Transferor, the Owner Trustee or the Rating Agencies to a corporation or other organization that is a successor (by merger, consolidation or purchase (either directly or indirectly, but substantially contemporaneously, through an intermediate entity) of assets) to the Administrator, provided that such successor organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.”

(b) Section 28 of the Transfer and Administration Agreement is hereby deleted in its entirety and replaced with the following:

“28. Successor Servicer and Administrator. In the event of a servicing transfer pursuant to Article X of the Pooling and Servicing Agreement, the new entity or successor servicer under the Pooling and Servicing Agreement shall, upon the date of such servicing transfer, become the successor Administrator hereunder. “Administrator” shall mean (a) prior to the Bank Sale Closing Date, World’s Foremost Bank, (b) on and after the Bank Sale Closing Date, Capital One Bank (USA), National Association, and (c) thereafter, its permitted successors and assigns as provided in Section 21 or any successor Administrator as provided in this Section 28.”

SECTION 2.6. Amendments to Asset Representations Review Agreement. Each party to this Agreement that is also a party to the Asset Representations Review Agreement hereby agrees that the Asset Representation Review Agreement shall be amended as follows to give effect to the foregoing provisions of this Agreement:

•	The preamble is hereby amended by inserting the words “together with its successors and assigns,” at the beginning of the parenthetical that reads, “(the “Servicer”).”

SECTION 2.7. Omnibus Amendment to all Securitization Agreements. From and after the Bank Sale Closing Date, all notices shall be made as follows:

(a) If such notice was required to be given to World’s Foremost Bank, in any capacity, it shall be given to Capital One Bank (USA), National Association, at the following address:

Capital One Bank (USA), National Association

4851 Cox Road

Glen Allen, Virginia 23060

Attention: General Counsel

with a copy to Eric Bauder, Director, Treasury Capital Markets

(email: eric.bauder@capitalone.com)

(b) If such notice was required to be given to WFB Funding, LLC, in any capacity, it shall be given to WFB Funding, LLC, at the following address:

WFB Funding, LLC

4800 NW 1st Street

Lincoln, Nebraska 68521

Attention: Tanner Eubank, 73001-0150

Phone: 402-323-5958

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Conditions to Effectiveness. The amendments and assignment and assumption acknowledgements and confirmations provided for by this Agreement shall become effective upon satisfaction of the following conditions; it being understood and agreed by the parties hereto that the amendments contemplated by Section 2.1(d), Section 2.2(d), Section 2.4, and Section 2.5(a) hereof shall become effective immediately prior to effectiveness of (i) all other amendments contemplated hereby and (ii) the assignment and assumption contemplated hereby and by the Framework Agreement and applicable Purchase Agreement:

(a) Receivables Purchase Agreement.

(i) Satisfaction of the applicable provisions of clause (i) of Article V (Continuous Perfection) with respect to security interest matters.

(ii) Satisfaction of the applicable provisions of Section 9.01 (Amendment) with respect to the amendments contemplated hereby.

(iii) Satisfaction of and compliance with the provisions of Section 9.05 (Merger or Consolidation of, or Assumption of the Obligations of, RPA Seller) with respect to the assignment and assumption contemplated hereby and by the Purchase Agreement.

(b) Pooling and Servicing Agreement.

(i) Satisfaction of and compliance with the applicable provisions of Section 8.02 (Merger or Consolidation of, or Assumption of the Obligations of, the Servicer) with respect to the assignment and assumption contemplated hereby and by the Framework Agreement and applicable Purchase Agreement.

(ii) Satisfaction of the applicable provisions of Section 13.01 (Amendment) with respect to the amendments contemplated hereby.

(c) Indenture.

(i) Satisfaction of the applicable provisions of Section 9.01(a)(v) (Supplemental Indentures Without Consent of Noteholders) with respect to the amendments contemplated hereby.

(ii) Satisfaction of the applicable provisions of Section 9.07 (Amendments to the Pooling and Servicing Agreement; Amendments to the Asset Representations Review Agreement; Treatment of Noteholders) with respect to the amendments contemplated hereby.

(d) Transfer and Administration Agreement.

(i) Satisfaction of the applicable provisions of Section 20 (Amendments) with respect to the amendments contemplated hereby.

(ii) Satisfaction of and compliance with applicable provisions of Section 21 (Successors and Assigns) with respect to the assignment and assumption contemplated hereby and by the Framework Agreement and applicable Purchase Agreement.

(e) Payoff, Return and Cancellation of Variable Funding Notes.

(i) The outstanding Variable Funding Notes issued by the Issuer (identified on Schedule B hereto) have been paid in full (including all principal, accrued interest and accrued fees and other costs), the related Notes have been returned to the Indenture Trustee for cancellation, and the Indenture Trustee has cancelled such Notes.

(f) Notification from each Rating Agency that satisfies the Rating Agency Condition as defined in the Receivables Purchase Agreement or Indenture, as applicable, with respect this Agreement and the actions contemplated hereby.

(g) Receipt of executed versions of the documents specified on Schedule C hereto and/or evidence satisfactory to such party that the actions required to be taken as specified on Schedule C hereto have been taken.

(h) Counterparts of this Agreement duly executed by the parties hereto.

SECTION 3.2. Further Assurances. The Original Seller and Servicer agrees to do or take, or cause to be done or taken, all such things and actions as any of the parties hereto may reasonably request in order to effect more fully the transfers contemplated by this Agreement.

SECTION 3.3. Filing of Financing Statements. In connection herewith, each of the Original Seller and Servicer and the Transferor agrees to prepare for filing, and the New Seller and Servicer agrees to record and file, any financing statements (or if a financing statement is already on record, an assignment of such financing statement) and continuation statements with respect to such financing statements, when applicable, meeting the requirements of applicable state law, in such jurisdictions as are necessary to perfect and maintain perfection of the transfers and other assignments contemplated hereby and by the Framework Agreement and applicable Purchase Agreement.

SECTION 3.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

SECTION 3.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, however, the amendments to each Securitization Agreement provided for by this Agreement pursuant to Sections 1.3 and 1.4 and Article II shall be governed by and construed in accordance with the laws of the jurisdiction whose law governs such Securitization Agreement pursuant to the terms of such Securitization Agreement. The parties hereto hereby declare that, except to the extent otherwise provided in the immediately preceding sentence, it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

SECTION 3.6. Schedules. The schedules attached hereto and referenced herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

SECTION 3.7. Limitation on Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Delaware Trust Company, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wells Fargo Delaware Trust Company, National Association, but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wells Fargo Delaware Trust Company, National Association, be personally liable for any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents to which the Issuer is a party.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first set forth above.

WORLD’S FOREMOST BANK, as Original Seller and Servicer

By:	/s/ Sean B. Baker
	Name:	Sean B. Baker
	Title:	President and Chief Executive Officer

WFB FUNDING, LLC, as Transferor

By:	WFB Funding Corporation, its Managing Member

By:	/s/ Sean B. Baker
	Name:	Sean B. Baker
	Title:	President and Chief Executive Officer

CABELA’S CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Rosemary Kennard
	Name:	Rosemary Kennard
	Title:	Vice President

[Signature page to Omnibus Securitization Agreements Assignment and Assumption Acknowledgement and Amendment Agreement]

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION, as New Seller and Servicer

By:	/s/ Daniel H. Rosen
	Name:	Daniel H. Rosen
	Title:	Managing Vice President, Treasury Capital Markets

U.S. BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Master Trust Trustee and as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
	Name:	Tamara Schultz-Fugh
	Title:	Vice President

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:	/s/ Robert Harris
	Name:	Robert Harris
	Title:	Secretary

[Signature page to Omnibus Securitization Agreements Assignment and Assumption Acknowledgement and Amendment Agreement]

Schedule A

Securitization Agreements

Each agreement listed on Schedule 1.1(i) of the Schedules to the Framework Agreement shall be a Securitization Agreement for purposes of this Agreement.

Schedule B

Variable Funding Notes for Payoff and Cancellation

Each outstanding Series of Variable Funding Notes listed on Schedule 1.1(i) of the Schedules to the Framework Agreement shall be outstanding Variable Funding Notes issued by the Issuer for purposes of this Agreement.

Schedule C

Documents and Actions Required for Closing

Each item, document or action set forth (or referenced) in Section 3.2 of the Framework Agreement shall be an item, document or action required for Closing for purposes of this Agreement.